UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 26, 2012

Date of Report (date of earliest event reported)

GBS ENTERPRISES INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-52223	27-375505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 Molly Lane

Woodstock, GA 30189

(Address of principal executive offices) (Zip Code)

(404) 891-1711

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2012, GBS Enterprises Incorporated (the “Company”) entered into a note purchase and security agreement (the “Loan Agreement”) with Stephen D. Baksa (the “Lender”), a member of the board of directors of the Company. Pursuant to the Loan Agreement, the Company issued a secured promissory note, dated October 26, 2012 (the “Note”), to the Lender in the aggregate principal amount of $1,000,000, bearing an annual interest rate of 20% and maturing on the earlier of the first anniversary date of the date of issuance or such other time as described in more detail in the Note, without any penalty for prepayment. To secure the obligations of the Company under the Note, the Company granted the Lender a first priority security interest in all of the Company’s right, title and interest in and to the shares of IDC Global, Inc. owned by the Company. The Note contains customary provisions upon an Event of Default, as more fully described in the full text of the document.

In connection with the execution of the Loan Agreement, on October 26, 2012, the Company issued the Lender a common stock purchase warrant (the “Warrant”), pursuant to which the Lender is entitled to purchase 500,000 shares of common stock at an exercise price of $0.20 until the third anniversary date of the date of issuance. The Warrant was issued in a private transaction between the Company and the Lender and was exempt from registration under the Securities and Exchange Act of 1933, as amended, pursuant to Section 4(2) thereof.

On October 29, 2012, the Company entered into a note purchase agreement (the “Intercompany Loan Agreement”) with Group Business Software AG, a German public company and the Company’s 50.1% owned subsidiary (“GROUP”). Pursuant to the Intercompany Loan Agreement, GROUP issued a promissory note, dated October 29, 2012 (the “GROUP Note”), to the Company in the aggregate principal amount of $145,000, bearing an annual interest rate of 20% and maturing on the first anniversary date of the date of issuance, without any penalty for prepayment. The Intercompany Loan Agreement contains restrictions that require GROUP to use the proceeds of the GROUP Note solely (i) to pay the payroll of GROUP Business Software Corp., due October 29, 2012, and (ii) for such other purposes as the parties to the Intercompany Loan Agreement may agree from time to time. The GROUP Note contains customary provisions upon an Event of Default, as more fully described in the full text of the document.

Each of the directors of the Company, including all four disinterested directors with respect to the transactions, has approved each of the transaction agreements discussed above and the transactions contemplated thereby.

The foregoing descriptions of the Loan Agreement, Note, Warrant, Intercompany Loan Agreement and GROUP Note do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the documents, which are filed as Exhibits 10.1 through 10.5 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation.

The descriptions of the Loan Agreement and the Note under Item 1.01 above are hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the Warrant under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01(d). Exhibits.

Exhibit No.	Description

10.1	Note Purchase and Security Agreement, dated October 26, 2012, by and between GBS Enterprises Incorporated and Stephen D. Baksa

10.2	Secured Promissory Note, dated October 26,2012, by and between GBS Enterprises Incorporated and Stephen D. Baksa

10.3	Common Stock Purchase Warrant, issued October 26, 2012, by GBS Enterprises Incorporated to Stephen D. Baksa

10.4	Note Purchase Agreement, dated October 29, 2012, by and between Group Business Software AG and GBS Enterprises Incorporated

10.5	Promissory Note, dated October 29, 2012, by and between GROUP Business Software AG and GBS Enterprises Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

Date: November 2, 2012	By:	/s/ Gary MacDonald
Name: Gary MacDonald
Title: Interim Chief Executive Officer
(Principal Executive Officer)